Exhibit 99.1

iPass Inc.
3800 Bridge Parkway
Redwood Shores, California 94065

February 20, 2007

Mr. Michael McConnell
Shamrock Activist Value Fund, L.P.
4444 Lakeside Drive
Burbank, California 91505

     The following sets forth the agreement between Shamrock Activist Value Fund, L.P. (“SAVF”) and its affiliates listed in the signature blocks below (collectively, “Shamrock”) and iPass Inc. (“iPass”):

1. The number of directors constituting the full Board of Directors of iPass (the “Board”) will be increased by iPass to nine directors within one business day after execution of this agreement by all parties hereto. Mr. Michael McConnell will be appointed to the Board effective on the first business day following the execution of this agreement by all parties hereto, to fill one of the newly-created directorships, and will be appointed to the class of Directors to be elected at the 2007 annual meeting of stockholders. Mr. Peter Clapman will be appointed to the Board effective on the first business day following the execution of this agreement by all parties hereto, to fill the other newly-created directorship, and will be appointed to the class of Directors to be elected at the 2008 annual meeting of stockholders.

2. For so long as Shamrock continues to own not less than 3.5% of the iPass outstanding common stock, Shamrock shall have the right to have one representative designated by SAVF included in the Board’s slate nominated for election to the Board (unless a Shamrock designee is then serving on the Board in a class of Directors the term of which does not expire in that year), and for so long as Shamrock continues to own not less than 10% of the iPass outstanding common stock, Shamrock shall have the right to have a second representative designated by SAVF included in the Board’s slate nominated for election to the Board (unless two Shamrock designees are then serving on the Board in classes of Directors the terms of which do not expire in that year), in each case provided that such Shamrock designee is acceptable to iPass in the good faith reasonable discretion of the Board, and iPass will use its commercially reasonable efforts to secure the election to the Board of each such Shamrock designee. iPass hereby confirms that each of Mr. McConnell and Mr. Clapman is reasonably acceptable to the Board, and their appointments to the Board in satisfaction of the requirements of paragraph 1 meet the requirements of this paragraph 2. For avoidance of doubt, Shamrock shall not have the right to have a representative designated by SAVF included in the Board’s slate nominated for election to the Board if the election of such Shamrock designee would cause more than two Shamrock designees to be serving on the Board (or more than one Shamrock designee to be serving on the Board if Shamrock owns less than 10% of the iPass outstanding common stock).

3. If any Shamrock designee is unable or unwilling to continue to serve on the Board and as a result there is a vacancy created on the Board, the Board shall, consistent with its fiduciary duties, appoint a replacement designated by Shamrock to fill the resulting vacancy, provided that the Shamrock designee otherwise satisfies the requirements for nomination set forth in the preceding paragraph. Shamrock agrees that, in the event that more Shamrock designees are serving on the Board than the number which Shamrock is then entitled to nominate pursuant to the preceding paragraph, then Shamrock will use its commercially reasonable efforts, if requested by the Board acting by majority vote, to cause one or more of its designees to resign immediately from the Board.

4. If a Shamrock designee meeting the requirements of the preceding paragraphs is in a class to be elected at an iPass annual stockholders meeting, or if the Board is de-classified, then, for so long as such Shamrock designee meets the requirements for nomination set forth in the preceding paragraphs, the Board shall, consistent with its fiduciary duties, (i) nominate such Shamrock designee for election at such annual stockholders meeting, and (ii) recommend and use its commercially reasonable efforts to support each such Shamrock designee’s election to the Board.

5. For so long as Shamrock has at least one Shamrock designee serving as a member of the Board and the Board and iPass otherwise are in compliance with this agreement, and thereafter until such time as SAVF advises iPass in writing that iPass is no longer obligated to nominate or appoint any Shamrock designees to the Board under this agreement (which notice shall be binding on all Shamrock entities):

(a)
Shamrock will vote all of the shares it owns in support of each slate of Directors nominated by the Board (and will not support or participate in any “withhold the vote” or similar campaign, or support any other nominees other than the slate of Directors nominated by the Board);

(b)
Except for candidates SAVF is entitled to have appointed pursuant to paragraph 1 or nominated as Shamrock designees pursuant to paragraph 2 or designated as a replacement for a Shamrock designee who has left the Board pursuant to paragraph 3 above, Shamrock will not propose (other than a private proposal to the Board or committee thereof as permitted by paragraph 5(c)) any candidates for election as directors of iPass; and

(c)
Shamrock will not: (i) propose (pursuant to Rule 14a-8 or otherwise) any proxy resolutions or nominees for director for approval by iPass stockholders; provided, however, that Shamrock will be entitled to make any non-public proposals or nominee suggestions it wishes solely to the Board or a committee thereof; or (ii) except as permitted pursuant to Section 6, support any proxy resolutions or conduct any proxy solicitations or seek to advise or influence in any manner any person with respect to the voting of iPass voting securities against the recommendation of the Board on such matters.

Subject to the appointment of the persons specified in paragraph 1 as directors of iPass and iPass’ and the Board’s continued compliance with the terms hereof, Shamrock withdraws its previously announced notice of its intent to nominate directors with respect to the 2007 annual stockholders meeting.

6. Notwithstanding the foregoing or anything to the contrary herein, nothing in this agreement shall in any way limit Shamrock’s rights as a stockholder to freely vote its securities on any matter other than with respect to the election of directors (as to which Shamrock shall comply with the terms hereof for so long as this agreement is in force).

7. Each of SAVF and the other entities included within Shamrock agrees that it will cause its controlled affiliates, current and future, to comply with the terms of this Agreement.

8. iPass shall issue a mutually agreed upon press release within 24 hours of this letter having been executed by Shamrock and iPass announcing the terms of this Agreement.

9. Within one business day after the appointment as Directors of iPass of the persons specified in paragraph 1, SAVF and iPass shall execute and file with the Delaware Court of Chancery, in accordance with Chancery Court Rule 41(a)(1), a stipulation of dismissal with prejudice of the action brought by SAVF pursuant to 8 Del. Code§ 220(c) titled Shamrock Activist Value Fund, L.P. v. iPass, Inc., Civil Action No. 2462-N. Each side shall bear its own costs in the action.

10. This agreement may only be modified through a written agreement signed by iPass and by SAVF.

If you are in agreement please sign below.

Very truly yours,

iPass Inc.

By:  /s/ Kenneth Denman
Kenneth Denman
Chief Executive Officer and President

Accepted and agreed as of the date set forth above.

Shamrock Activist Value Fund, L.P.

By: Shamrock Activist Value Fund GP, L.L.C.,
Its general partner.

By: Shamrock Partners Activist Value Fund,
  L.L.C., its managing member.

By:  /s/ Michael J. McConnell
Michael J. McConnell
Vice President

Shamrock Activist Value Fund II, L.P.

By: Shamrock Activist Value Fund GP, L.L.C.,
Its general partner.

By: Shamrock Partners Activist Value Fund,
L.L.C., its managing member.

By:  /s/ Michael J. McConnell
Michael J. McConnell
Vice President

Shamrock Activist Value Fund III, L.P.

By: Shamrock Activist Value Fund GP, L.L.C.,
Its general partner.

By: Shamrock Partners Activist Value Fund,
L.L.C., its managing member.

By:  /s/ Michael J. McConnell
Michael J. McConnell
Vice President

Shamrock Activist Value Fund GP, L.L.C.

By: Shamrock Partners Activist Value Fund,
L.L.C., its managing member.

By:  /s/ Michael J. McConnell
Michael J. McConnell
Vice President

Shamrock Partners Activist Value Fund, L.L.C.

By:  /s/ Michael J. McConnell
Michael J. McConnell
Vice President